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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
WorldCorp, Inc.:



We consent to incorporation by reference in the registration statements (Nos. 33-57247 and 33-44245) on Form S-3 and registration statement (No. 33-33468) on Form S-8 of WorldCorp, Inc. of our report dated March 13, 1995, relating to the consolidated balance sheets of WorldCorp, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in common stockholders' deficit, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of WorldCorp, Inc. Our report refers to changes in the method of accounting for postretirement benefits other than pensions and income taxes.



                                                           KPMG PEAT MARWICK LLP



Washington, D.C.
March 31, 1994